Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made as of this 18th day of July 2007 by and between AMF Capital, Inc. (formerly known as Hansen Gray & Company, Inc.) (“AMF”), on the one hand, and Celsia Technologies, Inc. (formerly known as iCurie, Inc.) (“Celsia”), on the other.

RECITALS

WHEREAS, a dispute has arisen between the parties with respect to (i) the rights of AMF under that certain Registration Rights Agreement dated as of July 11, 2005 by and among AMF, Celsia and certain additional parties (the “Registration Rights Agreement”) and (ii) certain prior discussions between AMF and Celsia with respect to the potential issuance and sale of debentures by AMF to Celsia and certain related discussions (collectively, the “Dispute”); and

WHEREAS, AMF and Celsia desire to compromise, settle, and resolve the Dispute between them, including but not limited to any claims which have been or could have been claimed for contractual, extra-contractual, or any other claim, be it founded in contract, tort, equity or any other possible theory of recovery, whether or not asserted during the Dispute, in accordance with the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which the parties acknowledge, the parties agree as follows:

1.  The Recitals set forth above are incorporated into and made part of this Agreement.

2.  Upon the execution of this Agreement by AMF and the resignation of Alan B. Miller from the board of directors of Celsia, Celsia shall (i) make a single payment to AMF in the total amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), by wire to AMF, which payment shall be considered an advance to AMF under that certain Revenue Share Agreement dated May 18, 2005 by and among Celsia Technologies UK Limited, AMF and CHL Investment Partnership (the “Revenue Share Agreement”) and (ii) issue to AMF a warrant in the form attached hereto as Exhibit A (the “Warrant”) to purchase 1,000,000 shares of common stock of Celsia at an exercise price of $0.88 per share.

3.  AMF, on behalf of itself and its agents, principals, officers, directors, shareholders, employees, representatives, parents, affiliates, subsidiaries, divisions, associates, predecessors, successors, owners and assigns, hereby releases Celsia and its agents, principals, officers, directors, shareholders, employees, representatives, parents, affiliates, subsidiaries, divisions, associates, predecessors, successors, owners and assigns, in such capacities, of and from any and all manner of action, suits, claims, causes of action, whether class, derivative or individual, in law or in equity, for indemnity or otherwise, obligation or debt AMF had, has, or may have against such parties, whether pursuant to a written agreement or otherwise or whether presently known or unknown, suspected or unsuspected, fixed or contingent, from the beginning of time to the date hereof whether with respect to the Dispute or any other matter; provided, however, that nothing in this release shall constitute or be construed to be a release or waiver of any of AMF’s rights or entitlements created under or pursuant to the Revenue Share Agreement or this Agreement and this releases shall not abrogate, impair, or affect in any way any of AMF’s future rights and interests as a common shareholder of Celsia (which rights AMF acknowledges are no greater or less than other holders of Celsia common shares, in their capacities solely as shareholders), all of which rights, interests and entitlements are expressly preserved. AMF further warrants and represents that it has not assigned or otherwise transferred any claim or cause of action released by this Section 3.

4.  AMF hereby consents to, authorizes, confirms, ratifies and approves the effective subordination of its rights under the Registration Rights Agreement to the rights of the parties to that certain Registration Rights Agreement dated as of May 25, 2007 by and between Celsia and certain security holders of Celsia (the “New Registration Rights Agreement”) and further authorizes and approves any amendments to the Registration Rights Agreement or such other agreements necessary or desirable to reflect such subordination, including, without limitation, the Amendment to Registration Rights Agreement dated as of May 25, 2007. By executing and returning this consent, AMF hereby appoints the Company and each of its officers as its attorneys-in-fact, each with the limited power to act alone, to approve and execute any such amendments to the Registration Rights Agreement or such other agreements to effect the subordination agreed to in this Section 4. Further, AMF and the Company hereby specifically agree that as of the date hereof, AMF shall be deemed not to have exercised its demand rights pursuant to Section 1.2(b) of the Registration Rights Agreement and shall not be entitled to exercise such demand rights until the Company has registered all securities required to be registered under the New Registration Rights Agreement.

5.  AMF represents that it is an “accredited investor,” as defined under the Securities Act of 1933, as amended (the “1933 Act”), and acknowledges that (i) the Warrant is being issued without registration under the 1933 Act pursuant to an exemption therefrom, and (ii) AMF is familiar with the operation and condition of the Company, and has reviewed the reports of the Company filed pursuant to the Securities Exchange Act of 1934, as amended.

6.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same Agreement. This Agreement shall become effective when fully executed and delivered by all parties hereto, whether in one or more counterparts. The signatures of the parties may be obtained by facsimile transmission with said signature being deemed sufficient to bind the parties for purposes of this Agreement.

7.  Each person executing this Agreement on behalf of a party hereto, for him/herself and on behalf of the party for which he/she is executing, represents and warrants that he/she has received all necessary power and authority to do so.

8.  Except for execution and delivery of this Agreement by all parties hereto and as specifically set forth herein, there are no conditions precedent to this Agreement.

9.  Each person executing this Agreement declares, warrants, and represents that he/she has the power and authority to enter into this Agreement on behalf of the party hereto for which he/she is executing, and to bind such party to this Agreement. Each person further declares, warrants, and represents that he/she fully understands the terms and nature of this Agreement.

10.  The parties warrant and represent to each other that they have had the benefit of legal representation of their choice in connection with this Agreement, that they and their attorneys have reviewed this Agreement prior to its execution, and that they have read, understand and intend to be bound by this Agreement and all terms and conditions herein contained.

11.  Each party hereto has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

12.  This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that nothing contained herein shall create or be construed as creating any third-party beneficiary rights.

13.  This Agreement embodies the sole and entire Agreement of the parties with respect to the subject matter hereof. No verbal statement, agreement, promise, undertaking, understanding, or arrangement made prior to or contemporaneously with the execution this Agreement shall be binding on any of the parties, unless expressly set forth herein. Nor shall any verbal agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any party, occurring subsequent to the date hereof be deemed an amendment or modification of this Agreement unless reduced to writing and signed by the parties hereto or their respective successors or assigns. The terms of this Agreement are contractual in nature and not merely recitals.

14.  This Agreement shall be governed by and construed, interpreted and enforced under and in accordance with the laws of the State of New York without giving effect to its rules and decisions on conflicts of laws. Venue for any cause of action brought pursuant to this Agreement shall be in the state or federal courts located in New York County, New York.

15.  The parties to this Agreement shall pay their own expenses, including legal fees, incurred in resolving this Dispute and in preparing and executing this Agreement.

16.  The parties understand, acknowledge, and agree that if any fact now believed to be true is found hereafter to be other than, or different from, that which is now believed, the parties expressly assume the risk of such difference in fact and agree that this Agreement shall be and will remain effective, notwithstanding any such difference in fact.

17.  The parties agree that both the existence and the terms of this Agreement are strictly confidential and will not be disclosed or discussed with any other person without the prior written consent of the other party, with the exception of disclosures required by court order or by law or disclosures to their respective tax consultant, financial advisor, or attorney or to designated taxing authorities or state or local entities; provided, however, that the parties agree and acknowledge that this Agreement may be described and attached as an exhibit to a current report on Form 8-K to be filed by Celsia.

IN WITNESS WHEREOF, the undersigned have executed the above and foregoing Agreement upon the day and year written below.

Celsia Technologies, Inc.

By:	/s/ Michael Karpheden
Its: Chief Financial Officer Date: July 18, 2007

AMF Capital, Inc.

By:	/s/ Francis X. Weber, Jr.
Its: President Date: July 18, 2007

EXHIBIT A
Form of Warrant
(Attached)